UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported) June 12, 2015

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York		14513
(Address of principal executive offices)		(Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed, on June 2, 2015 Ultralife Corporation’s Board of Directors approved an expansion and extension of the Company’s share repurchase program authorizing the repurchase of up to an additional 1.6 million common shares through June 2, 2016. On June 12, 2015, the Company adopted a written trading plan under Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended. The Company may utilize this plan to make purchases of its common stock through July 31, 2015, covering a period during which it would otherwise be subject to a self-imposed trading blackout. Repurchases under the previously announced repurchase plan and the trading plan are subject to the Securities and Exchange Commission’s regulations as well as certain price, market, volume and timing constraints specified in the plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRALIFE CORPORATION

June 12, 2015	By:	/s/ Philip A. Fain
Chief Financial Officer and Treasurer